TRUSTCO BANK COPRP NY	EXHIBIT 99

Trustco Bank Corp NY
2018 Equity Awards

2018 Officers Awards

Officer	Restricted Unit Awards	Performance Unit Awards
		Threshold	Target	Max
R McCormick	26,110	29,373	39,164	58,746

R Leonard	14,360	16,155	21,540	32,310
S Salvador	14,360	16,155	21,540	32,310

M Ozimek	3,916	4,406	5,875	8,813
E Schreck	3,916	4,406	5,875	8,813

2018 Director Awards

Director	Restricted Unit Awards
Dennis A. DeGennaro	2,000
Brian C. Flynn	2,000
Thomas O. Maggs	2,000
Anthony J. Marinello, M.D., Ph.D	2,000
William D. Powers	2,000
Lisa M. Lucarelli	2,000